Exhibit 10.13
NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.
ASSIGNMENT OF ROYALTY INTEREST
EFFECTIVE AUGUST 1, 2009

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF MOORE	§
     THAT, the undersigned, KEVIN AUDRAIN AND LORI AUDRAIN, husband and wife, doing business as DRAIN OIL COMPANY, whose address is #3 Texoma Boulevard, Fritch, Texas 79036 (hereinafter called “Assignor”), for and in consideration of Ten Dollars ($10.00) and other valuable consideration to it in hand paid by NYTEX PETROLEUM, INC., a Delaware Corporation, with offices at 12222 Merit Drive, Suite 1850, Dallas, Texas 75251 (hereinafter called “Assignee”), do hereby TRANSFER, ASSIGN and CONVEY unto Assignee:
     2.34375% royalty interest (the “royalty interest”) in and to all the oil, gas, and other minerals that may be produced, saved and marketed under and by virtue of the Oil and Gas Leases (the “Leases”) described in the attached Exhibit “A”, and subject to the terms and conditions contained herein.
     The royalty interest conveyed with respect to the Leases are subject to the terms and provisions of the Leases, any present or future amendments or modifications thereto, and to any transfer, assignment, contract or agreement to which said Leases may be subject as of the date hereof.
The royalty interest assigned herein shall be free and clear of all costs and expenses whatsoever of exploring, developing and operating the lands covered by the Leases, except ad valorem taxes levied upon such royalty interest or the production attributable thereto, and except costs of treating, compressing, gathering, transporting and dehydrating such production or rendering the same merchantable.
     The royalty interest in said leases as herein conveyed to Assignee shall be subject to all enforceable contracts affecting the said leases and wells, including agreements for the sale or purchase of oil, gas and other hydrocarbons; processing agreements; division orders; unit agreements; operating agreements; and other contracts and agreements arising out of, connected with, or attributable to production from the said leases and wells.
     This Assignment of Royalty Interest is subject to the terms and provisions of that certain unrecorded letter agreement dated June 5, 2009, between Drain Oil Company and NYTEX Petroleum, Inc., as heretofore amended and supplemented. Except as expressly provided in said unrecorded letter agreement, operations on the leases covered hereby, and the extent and duration thereof, shall be within the judgment and discretion of Assignee, its successors and assigns. It is further agreed that the Assignor and Assignee will execute such further assurances as may be requisite for the full and complete enjoyment of the royalty interest herein conveyed.
     All ad valorem taxes levied against said leases and wells shall be prorated and paid by the parties hereto as of the Effective Date of this assignment. Assignee will be liable for and agrees to pay all sales taxes or recording fees due as a result of this Assignment of Royalty Interest.
     All covenants and agreements in this Assignment of Royalty Interest shall be binding and inure to the benefit of the heirs, successors, and assigns of Assignor and Assignee; are covenants running with the land; and are effective as stated, whether or not the covenants and agreements are memorialized in assignments and other conveyances executed and delivered by the parties and their respective heirs, successors, and assigns from time to time.

     This Assignment of Royalty Interest is executed and delivered to Assignee WITHOUT WARRANTY OF TITLE EITHER EXPRESS OR IMPLIED, EXCEPT BY, THROUGH AND UNDER ASSIGNOR, BUT NOT OTHERWISE.
     This Assignment of Royalty Interest shall be effective, for all purposes as of 7:00 o’clock a.m., August 1, 2009.
     EXECUTED by Assignor and accepted by Assignee on the dates shown below in their respective acknowledgments, but to be effective as stated above. To facilitate the recording of this instrument in the appropriate counties, this instrument may be executed in one or more multiple counterparts, each of which shall be deemed an original document, and all of which when taken together shall constitute a single instrument.

ASSIGNOR:
/s/ Kevin Audrain
Kevin Audrain d/b/a Drain Oil Company

/s/ Lori Audrain
Lori Audrain d/b/a Drain Oil Company

ASSIGNEE: NYTEX PETROLEUM, INC.
By:	/s/ Jason Lacewell
Jason Lacewell
Vice President

ACKNOWLEDGMENTS

THE STATE OF TEXAS	§
COUNTY OF MOORE	§
     This instrument was acknowledged before me on 1 day of Sept, 2009, by KEVIN AUDRAIN and LORI AUDRAIN.
MY COMMISSION EXPIRES:

/s/ Carolyn Mathews
Notary Public in and for the State of Texas

THE STATE OF TEXAS	§
COUNTY OF DALLAS	§
     This instrument was acknowledged before me on this 24th day of August, 2009, by JASON LACEWELL, as Vice President of NYTEX PETROLEUM, INC., a Delaware Corporation.
MY COMMISSION EXPIRES: 03-04-2012

/s/ Chelsea Heller Gehring
Notary Public in and for the State of Texas

EXHIBIT “A”
Attached to and made a part of Assignment of Royalty Interest effective August 1, 2009, from DRAIN OIL COMPANY, Assignor, to NYTEX PETROLEUM, INC., Assignee
     Oil, Gas and Mineral Lease dated July 23, 1971, from Gladys Smith et al, as Lessors, to Richome Oil and Gas Company, as Lessee, recorded in Volume 232, Page 297, of the Deed Records of Moore County, Texas and covering the Southwest quarter of Section No. 32, Block PMC, EL&RR Co. Survey, Moore County, Texas
     Oil, Gas and Mineral Lease dated July 23, 1971, from A. E. Herrmann Corporation, as Lessor, to Richome Oil and Gas Company, as Lessee, recorded in Volume 232, Page 294, of the Deed Records of Moore County, Texas and covering the Southwest quarter of Section No. 32, Block PMC, EL&RR Co. Survey, Moore County, Texas

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